Contact: Charles A. Bowman
         616-724-5194
         E-mail:  investor@spx.com



             SPX AND GENERAL SIGNAL SHAREHOLDERS APPROVE MERGER



          MUSKEGON, MI - October 5, 1998 - SPX Corporation (NYSE:SPW) and General Signal Corporation (NYSE:GSX) today announced that both SPX and General Signal shareholders have approved the merger of the two companies. SPX and General Signal expect to complete the transaction tomorrow, October 6, 1998.

          On July 20, 1998, SPX announced that the Board of Directors of both SPX and General Signal had approved a definitive merger agreement.

          General Signal Corporation is a leading manufacturer of quality products for the process control, electrical control and industrial technology industries worldwide. General Signal's Internet address is www.generalsignal.com.

          SPX Corporation is a global provider of Vehicle Service Solutions to franchised dealers and independent service locations, Service Support to Vehicle Manufacturers, and Vehicle Components to the worldwide motor vehicle industry. The Internet address for SPX Corporation's home page is www.spx.com.



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